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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) November 5, 1999
                                                 ----------------

                         GLOBIX CORPORATION
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       (Exact name of registrant as specified in charter)


   Delaware                         0-25615                  13-3781263
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(State or other juris-           (Commission               (IRS Employer
diction of Incorporation)        File number)            Identification No.)



         139 Centre Street, New York, New York  10013
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(Address of principal executive offices)            (Zip Code)

Registrant's telephone number,
   including area code                          (212) 334-8500
                                                --------------


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          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.           Other Events.
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                  On November 5, 1999, Globix Corporation (the "Company")
entered into a Stock Purchase Agreement to sell to HMTF-IV Acquisition Corp. (the "Buyer"), an affiliate of Hicks, Muse, Tate & Furst Incorporated, $80 million in a new Series A Convertible Preferred Stock ("Preferred Stock"). The transaction is anticipated to close before year-end.

                  The Preferred Stock is redeemable, in whole or part, by the Company at any time after November 15, 2004 and is subject to mandatory redemption on November 15, 2014. Each share of Preferred Stock has an annual dividend rate of 7.5% payable on March 31, June 30, September 30 and December 31, of each year, in cash or in additional shares of Preferred Stock at the option of the Company. Additionally, each share of Preferred Stock is convertible, at any time and at the holder's option, into shares of the Company's common stock, $0.01 par value per share ("Common Stock"), at a conversion price of $40 per share. The Preferred Stock has a liquidation preference of $1,000 per share. Each share of the Preferred Stock entitles the holder to vote on an "as converted" basis on all matters that the holders of Common Stock are entitled to vote upon at a meeting of stockholders of the Company. With respect to the election of directors of the Company, holders of the Preferred Stock will vote proportionately.

                  Pursuant to the terms of the Stock Purchase Agreement, for so long as affiliates of the Buyer own certain specified percentages of the securities issued to it, Hicks Muse shall be


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entitled to nominate and elect up to two additional directors to serve on the
Company's Board of Directors. The Preferred Stock has not been registered under the Securities Act of 1933, as amended. The holders of the Preferred Stock have been granted registration rights for both the Preferred Stock and the shares of Common Stock issuable upon the conversion of the Preferred Stock.

                  The foregoing summary of the transaction is qualified in its entirety by reference to the full text of the exhibits filed with this Report.

                  The Company intends to use the net proceeds of the transaction to continue its development of SuperPOP Internet data centers in Europe and the United States and for general corporate purposes.

Item 7.           Financial Statements and Exhibits.
                  (c)  Exhibits.

                           Exhibit
                           Number

                           4.1 Stock Purchase Agreement between the Company and HMTF-IV Acquisition Corp., dated November 5, 1999.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GLOBIX CORPORATION



                                             By  /s/ Marc H. Bell
                                                 ---------------------------
                                                     Marc H. Bell, President


Dated:  November 29, 1999

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                                  EXHIBIT INDEX



         Exhibit                    Description
         -------                    -----------


         4.1 Stock Purchase Agreement between the Company and HMTF-IV Acquisition Corp., dated November 5, 1999.


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